Exhibit 99.1

Sun Hydraulics Reflects on a Successful 2013; Reports Sales of $205 Million

SARASOTA, FL, January 21, 2014 - Sun Hydraulics Corporation (NASDAQ: SNHY) today reported un-audited sales for the fourth quarter and year ended December 28, 2013. Sales in the fourth quarter were $49 million, an increase of 13% over the fourth quarter of 2012, which was driven by demand in international markets. Annual sales for 2013 were $205 million, up slightly from the prior year.

“We had a strong end to 2013, capping off another great year for Sun,” said Allen Carlson, Sun’s President and CEO. “We are encouraged by the growth in our international markets, especially China. Three years ago we opened our representative office there to investigate and further penetrate that market. We have expanded our footprint in this growing market to include both distributors and system integrators. Today it is paying dividends with sales to China up 18% for the year. Sun continues to be the cartridge valve of choice in the Chinese market.”

"In 2013, we opened our third factory in Sarasota,” added Carlson. “It consists of 75,000 square feet dedicated to our integrated package business and provides the capacity to grow for the foreseeable future. We immediately recognized efficiency gains through enhanced workflow and logistics. This helps us maintain our delivery reliability."

"We brought exciting new products to market during the year," Carlson continued. "Some that stand out include solenoid valves that can be used in hazardous environments and higher capacity solenoid valves, which reduce the size and weight of systems. Through our acquisition of WhiteOak Controls, we also obtained technology that is critical to the development of our next generation of electronics. These new products expand our offering of electrically-actuated valves, as well as increase our integrated package capabilities.”

Continuing the discussion on product development, Carlson stated, “Our new LoadMatch™ valve is gaining traction in the marketplace. This is an innovative product that is self-setting and reduces operating costs through energy savings. Product development is a cornerstone of our business, and we will continue to bring products to market that add value for our customers."

Concluding, Carlson said, “2013 was a significant year for Sun, and another record year for sales. We finished strong and that momentum is carrying into 2014 order rates in all geographic markets. We take a long-term approach to running our business, whether it’s laying the groundwork to develop our customer base in China or considering our future growth needs with our new factory. Heading into 2014, we are a stronger organization with increased capacity and capabilities. We look forward to capitalizing on the opportunities before us.”

Earnings Release

Sun Hydraulics will announce its full 2013 fourth quarter and year-end financial results after market close on Monday, March 3, 2014. The conference call with analysts will take place at 9:00 am ET on Tuesday, March 4, 2014. The conference call will be webcast and can be accessed via the Investor Relations section of the Company website (www.sunhydraulics.com), where dial in information is also posted.

Sun Hydraulics Corporation is a leading designer and manufacturer of high performance screw-in hydraulic cartridge valves and manifolds for worldwide industrial and mobile markets. For more information about Sun, please visit our website at www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION
Certain oral statements made by management from time to time and certain statements contained herein that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and, because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements, including those in Management’s Discussion and Analysis of Financial Condition and Results of Operations are statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (iv) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (v) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (vi) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-Q for the quarter ended September 28, 2013, and under the heading “Business” and particularly under the subheading, “Business Risk Factors” in the Company’s Form 10-K for the year ended December 29, 2012. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Dennis Tichio
Investor Relations
941-362-1200

Tricia Fulton
Chief Financial Officer
941-362-1200

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